Exhibit 99.1

MANNATECH, INC. REPORTS RECORD SECOND QUARTER EARNINGS

DILUTED E.P.S. OF $0.31 INCREASED 48 PERCENT ON MODEST SALES GROWTH.

Coppell, TX August 9, 2006 Mannatech, Inc. (NASDAQ – MTEX) today reported record earnings for second quarter 2006 of $0.31 per diluted share, up 48% from second quarter 2005 earnings of $0.21 per diluted share. Pretax profit reached $13.4 million for the quarter, up 41% over prior year, reflecting favorable costs relative to sales. Net income for the quarter reached a record $8.6 million with a net profit ratio of 8.2%, a rate improvement of 2.5 points versus 2005, partially due to a lower effective tax rate in the quarter.

Total second quarter revenue was $104.8 million, up 2.1 percent versus prior year. Total current Mannatech independent associates and members grew to 526,000 as of June 30, 2006, an increase of 19.5% compared with the same time prior year. The record current independent associate and member count resulted primarily from the increase in continuing current independent associates and members. The number of new and continuing independent associates and members during the last 12-months ended June 30, 2005 and 2006 were as follows:

	For the twelve months ended June 30,
Current Independent Associates and Members	(revised*) 2005		2006		Number and percentage change
New	216,000	49.1%	217,000	41.3%	1,000	0.5%
Continuing	224,000	50.9%	309,000	58.7%	85,000	38.0%

Total	440,000	100%	526,000	100%	86,000	19.5%

*	In the second quarter 2005, we originally reported on our Form 10-Q the split between new and continuing independent associates and members to be 209,000, 47.5%, and 231,000, 52.5%. However, the total number of associates was correctly reported at 440,000.

Sam Caster, Board Chairman and CEO, commented, “Our record earnings for the quarter reflect significant ongoing efforts to improve profitability in all operational areas. While we were not pleased with the sales and recruitment performance in the second quarter, we feel we are well positioned for new growth in the coming months with planned new product introductions, and new country openings following the completion of our ERP system installation early next year.”

Mr. Caster continued, “We are working to strengthen our growth trend in the second half of 2006 based on significant new product introduction. This will include the launch in the fourth quarter of a revolutionary new product, called PhytoMatrix, the nutrition industry’s first supplement containing completely standardized levels of all natural vitamin complexes and 100% plant sourced minerals and phytochemicals. This important product development fills the needs of health-conscious consumers who prefer natural plant-based wellness products over synthetic ingredients. In addition, we are preparing to expand “Optimal” our proprietary new preservative-free skin care system, into several more of our current markets. “Optimal” was successfully introduced in Japan in mid-May, where it generated more than $1.2 million in sales by the end of June.” Skin care alone for the quarter accounted for sales growth of 14% against 2005 in Japan, while quarterly total sales increased 21% in that market.

Year-to-date sales through June reached $203.7 million, up 8.5%from 2005. Net income grew to $14.5 million, an increase of over 38%, and diluted earnings per share grew to $0.53, up 39% in the first half of 2006 versus the prior year. Mannatech also expended $4.0 million to repurchase approximately 327,000 shares of stock in the second quarter.

	Three months ended June 30,				Six months ended June 30,
	2005		2006		2005		2006
	(in millions)				(in millions)
United States	$69.5	67.7%	$70.0	66.8%	$125.6	66.9%	$137.1	67.3%
Canada	7.3	7.1%	7.6	7.3%	14.0	7.5%	14.9	7.3%
Australia	8.9	8.7%	8.9	8.5%	17.0	9.1%	16.8	8.2%
United Kingdom	2.4	2.3%	1.9	1.8%	4.8	2.6%	3.8	1.9%
Japan	9.0	8.8%	10.9	10.4%	16.8	8.9%	20.1	9.9%
New Zealand	4.1	4.0%	0.8	0.7%	7.7	4.1%	3.3	1.6%
Republic of Korea	1.0	1.0%	2.3	2.2%	1.4	0.7%	3.9	1.9%
Taiwan*	0.4	0.4%	1.0	1.0%	0.4	0.2%	1.8	0.9%
Denmark**	—	—%	0.9	0.9%	—	—%	1.4	0.7%
Germany***	—	—%	0.5	0.4%	—	—%	0.6	0.3%

Totals	$102.6	100%	$104.8	100%	$187.7	100%	$203.7	100%

*	Taiwan began its operations in June 2005.
**	United Kingdom began shipping products to Denmark in August 2005.
***	United Kingdom began shipping products to Germany in March 2006.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products that are sold through approximately 526,0000 independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “demonstrates,” “ intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com

(Complete quarterly report filed on its Form 10-Q, which is expected to be filed with the United States Securities & Exchange Commission and published on its corporate website www.mannatech.com on or about August 9, 2006. Unaudited Consolidated Financial Statements to follow)

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2005	June 30, 2006
ASSETS		(unaudited)
Cash and cash equivalents	$56,207	$51,276
Short-term investments	1,974	7,012
Restricted cash	2,777	1,109
Accounts receivable	548	1,468
Income tax receivable	—	114
Inventories, net	19,811	19,036
Prepaid expenses and other current assets	3,471	3,381
Deferred tax assets	671	932
Note receivable from affiliate	153	157

Total current assets	85,612	84,485
Long-term investments	15,375	20,375
Property and equipment, net	10,951	13,887
Construction in progress	8,157	16,516
Long-term restricted cash	1,476	1,631
Other assets	1,121	1,435
Long-term deferred tax assets	103	126

Total assets	$122,795	$138,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital lease	$23	$93
Accounts payable	5,476	3,294
Accrued expenses	16,941	20,395
Commissions and incentives payable	15,588	18,188
Taxes payable	5,773	4,035
Deferred revenue	3,712	5,434

Total current liabilities	47,513	51,439

Capital lease, excluding current portion	—	322
Long-term royalties due to an affiliate	3,341	3,107
Long-term deferred tax liabilities	1,086	4,571
Long-term liabilities	537	602

Total liabilities	52,477	60,041

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,404,513 shares issued and 26,738,364 shares outstanding in 2005 and 27,584,548 shares issued and 26,591,155 shares outstanding in 2006	3	3
Additional paid-in capital	36,699	38,251
Retained earnings	42,505	52,771
Accumulated other comprehensive loss	(1,098)	(820)

	78,109	90,205
Less treasury stock, at cost, 666,149 shares in 2005 and 993,393 in 2006	(7,791)	(11,791)

Total shareholders’ equity	70,318	78,414

Total liabilities and shareholders’ equity	$122,795	$138,455

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2005	2006	2005	2006
Net sales	$102,599	$104,771	$187,744	$203,742
Cost of sales	15,778	14,719	28,708	29,280
Commissions and incentives	47,360	45,998	84,924	91,372

	63,138	60,717	113,632	120,652

Gross profit	39,461	44,054	74,112	83,090

Operating expenses:
Selling and administrative expenses	16,340	18,230	32,460	36,007
Other operating costs	13,250	13,669	24,170	25,673

Total operating expenses	29,590	31,899	56,630	61,680

Income from operations	9,871	12,155	17,482	21,410
Interest income	453	592	785	1,164
Other income (expense), net	(808)	649	(900)	135

Income before income taxes	9,516	13,396	17,367	22,709

Provision for income taxes	(3,699)	(4,784)	(6,888)	(8,189)

Net income	$5,817	$8,612	$10,479	$14,520

Earnings per share:
Basic	$0.22	$0.32	$0.39	$0.54

Diluted	$0.21	$0.31	$0.38	$0.53

Weighted-average common shares outstanding:
Basic	27,073	26,782	27,085	26,773

Diluted	27,918	27,408	27,963	27,400